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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

             CURRENT REPORT FILED PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 DATE OF REPORT
              (DATE OF EARLIEST EVENT REPORTED): DECEMBER 13, 2000


                                  ZONAGEN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                0-21198                              76-0233274
    (STATE OR OTHER JURISDICTION OF            (COMMISSION FILE NUMBER)        (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                        2408 TIMBERLOCH PLACE, SUITE B-4
                           THE WOODLANDS, TEXAS 77380
                              (ADDRESS OF PRINCIPAL
                                EXECUTIVE OFFICES
                                  AND ZIP CODE)

                                 (281) 719-3400
                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)

















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ITEM 5. OTHER EVENTS

         On December 13, 2000, Zonagen, Inc. issued a press release announcing that it has entered into an Option Agreement with Wyeth-Ayerst Laboratories, the pharmaceutical division of American Home Products Corporation ("Wyeth"), to collaborate in the development of a human immunocontraceptive vaccine. The collaborative Proof of Concept Study (the "Study") will evaluate the effects of the immunocontraceptive vaccine in baboons over an 18-month period. Wyeth will contribute to the study with both funding and manpower. The outside costs of the study are not expected to exceed $200,000. The Option Agreement contains the major provisions required to complete a license agreement. Upon the exercise of the option, Wyeth would obtain exclusive worldwide rights to the zona pellucida contraceptive technology. The option may be exercised at any time during the Study or for a designated period thereafter. In the event that a license agreement is entered into, Wyeth will bear all costs associated with the clinical development and marketing of the product and could pay milestones totaling up to $22.5 million plus royalties on product sales if the product is ultimately approved.

         The press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 7.  EXHIBITS

         Exhibit 99.1 -- Press Release dated December 13, 2000.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ZONAGEN, INC.

Date: December 13, 2000

                                         By:      /s/ Louis Ploth, Jr.
                                            ------------------------------------
                                                  Louis Ploth, Jr.
                                                  Vice President, Finance





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                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------

 99.1                 Press Release dated December 13, 2000.